                                 EXHIBIT 10.0

                      Amendment to Loan Document between
                     the Company and Coast Business Credit

                                      and

                      Secured Promissory Note between the
                       Company and Coast Business Credit

                          AMENDMENT TO LOAN DOCUMENTS
                          ---------------------------

             This AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") dated as of this 11 day of June 1998, between Coast Business Credit(R), a
                 --
division of Southern Pacific Bank ("Coast"), and Cardiac Control Systems, Inc., a Delaware corporation ("Borrower"), is made in reference to the following facts:

             A. Borrower previously entered into a Loan and Security Agreement with Coast dated June 13, 1997 (as it may be amended, supplemented or modified from time to time, the "Loan Agreement"). In addition, Borrower previously executed certain related documents, instruments and agreements in connection with the Loan Agreement (the "Loan Documents"), each dated as of even date therewith, including but not limited to a Warrant ("Warrant One") to purchase Thirty-seven Thousand Five Hundred (37,500) shares of common stock of Borrower.

             B. Borrower has requested and received Loans from Coast in excess of the amount to which Borrower is eligible under the Loan Agreement (the "Overadvance").

             C.  Borrower has requested that Coast provide it with a term loan in the amount of Two Hundred Fifty Thousand Dollars ($250,000) to satisfy the Obligations resulting from the Overadvance and for ongoing working capital needs.

             D. Coast is willing to amend the Loan Agreement on the terms and subject to the conditions set forth in this Amendment.

             NOW THEREFORE, in consideration of the foregoing and the terms and conditions hereof, the parties do hereby agree as follows, effective as of the date set forth above:

1.  Definitions.  Terms used herein, unless otherwise defined herein, shall have
    -----------
    the meanings set forth in the Loan Agreement.

2.  Credit Line.  Section 1 of the Schedule is hereby amended by deleting the
    -----------
    text after the first colon up to subsection (1) and replacing it with the following:

             "Loans in an amount not to exceed the lesser of a total of $3,500,000 at any one time outstanding (the "Maximum Dollar Amount"), or the sum of (1), (2), (3), (4) and (5) below."

3.  Bridge Loan.  Section 1 of the Schedule is hereby amended by adding a
    -----------
subsection (5) as follows:

             "Bridge Loan. Coast will advance a term loan ("Bridge Loan") to Borrower in the aggregate amount of Two Hundred and Fifty Thousand Dollars ($250,000) that shall be repayable on August 31, 1998 and evidenced by a secured promissory note in form and substance satisfactory to Coast, provided that the proceeds of the Bridge Loan shall be applied to satisfy the Overadvance, as defined in the Amendment dated June 11, 1998."


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4.   Interest Rate.  Section 2 of the Schedule is hereby amended by deleting the
     -------------
     first sentence of the text thereof and substituting the following therefor:

                    "A rate equal to the "Prime Rate" plus 2% per annum, other than the Term Loan and CAPEX Subline which will accrue interest at the Prime Rate plus 2.25% per annum and the Bridge Loan which will accrue interest at the Prime Rate plus 5% per annum, calculated on the basis of a 360-day year for the actual number of days elapsed."

5.   Warrant One.  Concurrently herewith and as a condition to Coast's
     -----------
     performance of its obligations under this Amendment, Borrower and Coast hereby agree and acknowledge that Warrant One is hereby amended so that the "Current Warrant Price" (as defined in Warrant One) shall be equal to Forty Cents ($0.40) per share.

6.   Warrant Two.   As a condition to Coast's performance of its obligations
     -----------
     under this Amendment, Borrower shall deliver a second warrant to Coast in form and substance satisfactory to Coast granting Coast the option to purchase Twenty-five Thousand (25,000) shares of common stock of Borrower at a price of Forty Cents ($0.40) per share.

7.   Accommodation Fee.  In consideration of this Amendment and the financial
     -----------------
     accommodations made available to Borrower from Coast, and in addition to all other fees and charges, Borrower shall pay to Coast on the date hereof an accommodation fee of $10,000, which fee shall be fully earned as of the date hereof.

8.   No Waiver.  Nothing herein shall be construed as a waiver of any Event of
     ---------
     Default.

9.   Reaffirmation.  Except as modified by the terms herein, the Loan Agreement
     -------------
     and the Loan Documents remain in full force and effect. If there is any conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement the Loan Documents, the terms and provisions of the is Amendment shall govern.

10.  Counterparts.  This Amendment may be executed in one or more counterparts,
     ------------
     each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

11.  Governing Law.  This Amendment shall be governed by and construed according
     -------------
     to the laws of the State of California.

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


12. Attorneys' Fees; Costs; Jury Trial Waiver. Borrower agrees to pay, on
    -----------------------------------------
    demand, all attorneys' fees and costs incurred in connection with the negotiation, documentation and execution of this Amendment. If any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys' fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled. Each of Coast and Borrower hereby waives its right to a jury trial in any such action or proceeding.

                                "Borrower"


                                CARDIAC CONTROL SYSTEMS, INC.


                                By: /s/ Alan J. Rabin
                                   ------------------------------
                                Title: President & CEO

                                "Coast"

                                COAST BUSINESS CREDIT, a division of
                                Southern Pacific Bank, formerly known as COAST BUSINESS CREDIT, a division of Southern Pacific Thrift & Loan Association

                                By:
                                   ------------------------------
                                Title:
                                      ---------------------------

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

COAST

                            SECURED PROMISSORY NOTE

$250,000                                            Los Angeles, California
                                                              June 11, 1998

FOR VALUE RECEIVED, the undersigned ("Borrower") promises to pay to the order of COAST BUSINESS CREDIT, a division of Southern Pacific Bank ("Coast"), at 12121 Wilshire Boulevard, Suite 1111, Los Angeles, California, or at such other address as the holder of this Note shall direct, the entire principal balance of this Note, plus any and all accrued and unpaid interest, on the earlier of: (i) August 31, 1998, or (ii) the date that the Loan and Security Agreement between the Borrower and Coast dated June 13, 1997 as amended, replaced, supplemented or modified from time to time (collectively, the "Loan Agreement") terminates by its terms or is terminated by either party in accordance with its terms, plus interest as hereinafter provided.

This Note shall bear interest on the unpaid principal balance hereof from time to time outstanding at a rate equal to the "Prime Rate" (as hereinafter defined) plus 5% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. As used herein, the term "Prime Rate" shall mean the actual "Reference Rate" or the substitute therefor of the Bank of America NT & SA whether or not that rate is the lowest interest rate charged by said bank. The interest rate applicable to this Note shall be adjusted monthly, as of the first day of each month, and the interest rate charged during each month shall be based on the highest Prime Rate in effect during said month. If the Prime Rate is unavailable, "Prime Rate" shall mean the highest of the prime rates published in the Wall Street Journal on the first business day of the month, as the base rate of corporate loans at large U.S. money center banks. Accrued interest shall be payable monthly, in addition to the principal payment provided above, commencing on June 30, 1998, and continuing on the last day of each succeeding month.

Principal of, and interest on, this Note shall be payable in lawful money of the United States of America. If a payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon during such extension.

In the event any payment of principal or interest on this Note is not paid in full when due, or if any other default or event of default occurs under the Loan Agreement or any other present or future instrument, document, or agreement between Borrower and Coast, Coast may, as its option, at any time thereafter, declare the entire unpaid principal balance of this Note plus all accrued interest to be immediately due and payable, without notice or demand. Without limiting the foregoing, and without limiting Coast's other rights and remedies, in the event any installment of principal or interest is not paid in full on or before the date due, Borrower agrees that it would be impracticable or extremely difficult to fix the actual damages resulting therefrom to Coast, and therefore the Borrower agrees immediately to pay to Coast an amount equal to 5% of the installment (or portion thereof) not paid, as liquidated damages, to compensate Coast for the internal administrative expenses in administering the default. Without limiting the foregoing, and without limiting Coast's other rights and remedies, in the event any installment of interest is not paid on or before the date due, it shall thereafter bear like interest as the principal of this Note. The acceptance of any installment of principal or interest by Coast after the time when it becomes due, as herein specified, shall not be held to establish a custom,

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

or to waive any rights of Coast to enforce payment when due of any further installments or any other rights, nor shall any failure or delay to exercise any rights be held to waive the same.

All payments hereunder are to be applied first to costs and fees referred to hereunder, second to the payment of accrued interest and the remaining balance to the payment of principal. Any principal prepayment hereunder shall be applied against principal payments in the inverse order of maturity. Coast shall have the continuing and exclusive right to apply or reverse and reapply any and all payments hereunder in its sole discretion.

Borrower agrees to pay all costs and expenses (including without limitation attorney's fees) incurred by Coast in connection with or related to this Note, or its enforcement, whether or not suit be brought. Borrower hereby further waives presentment, demand for payment, notice of dishonor, notice of nonpayment, protest, notice of protest, and any and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and Borrower hereby waives the benefits of any statute of limitations with respect to any action to enforce, or otherwise related to this Note.

This Note is secured by the Loan Agreement and all other present and future security agreements and mortgages between Borrower and Coast. Nothing herein shall be deemed to limit any of the terms or provisions of the Loan Agreement or any other present or future document, instrument or agreement, between Borrower and Coast, and all of Coast's rights and remedies hereunder and thereunder are cumulative.

In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

No waiver or modification of any of the terms or provisions of this Note shall be valid or binding unless set forth in a writing signed by a duly authorized officer of Coast, and then only to the extent therein specifically set forth. If more than one person executes this Note, their obligations hereunder shall be joint and several.

COAST AND BORROWER EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS NOTE; OR (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN COAST AND BORROWER; OR (iii) ANY CONDUCT, ACTS OR OMISSIONS OF COAST OR BORROWER OR ANY
OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH COAST OR BORROWER.

This Note is payable in, and shall be governed by the internal laws of, the State of California.

CARDIAC CONTROL SYSTEMS, INC.

By /s/ Alan J. Rabin
   ----------------------------
   President or Vice President

By /s/ W. A. Walton
   ----------------------------
   Secretary or Ass't Secretary

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